UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 24, 2010

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 7.01     Regulation FD Disclosure

Daktronics, Inc.  (“Daktronics”) presented at the Sidoti 14th Annual New York Emerging Growth Institutional Investor Forum on Wednesday, March 24, 2010, in New York, New York. The PowerPoint slide presentation used during Daktronics’s presentation is furnished as Exhibit 99.1.

The information furnished in this report, including the exhibits, shall not be incorporated by reference into Daktronics’ filings with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Act of 1934.

Item 9.01     Financial Statements and Exhibits:

(d)  Exhibits.

99.1 PowerPoint slide presentation (furnished)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ William R. Retterath
William R. Retterath, Chief Financial Officer
Date: March 24, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	PowerPoint slide presentation